EXHIBIT 99.2

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (“Act”) and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the company.

Promissory Note

$10,000	January 19, 2007

     Mercari Communications Group, Ltd., a Colorado corporation (“Company”) does hereby promise to pay to Underwood Family Partners, Ltd., a Colorado limited partnership (“Lender”), the amount of $10,000 (“Loan Amount”) to repay a loan made by Lender to Company on January 19, 2007 in accordance with the terms and conditions set forth in this Promissory Note (“Note”).

     As of January 19, 2007, the Company is delinquent in filing its Form 10 KSB Report with the Securities and Exchange Commission (“SEC”) for its fiscal year ended May 31, 2006; is delinquent in filing its Forms 10 QSB with the SEC for its fiscal quarters ended August 31, 2005, November 30, 2005, February 28, 2006, August 31, 2006, and November 30, 2006; and is delinquent in filing its federal and state corporate tax returns for its fiscal year ended May 31, 2006. Within four business days after the date of this Note, the Company will be required to file a Form 8-K with the SEC because the execution of this Note constitutes the entry by the Company into a material definitive agreement under Item 1.01 of Form 8-K. All of the filings described in this paragraph will be referred to in this Note as the “Company Filings.” The Company hereby agrees to use the Loan Amount to pay the legal, accounting, and other expenses of making the Company Filings and to pay any amounts which are or become due to the Company’s stock transfer agent prior to the date that this Note becomes due and payable as provided in this Note. The Company agrees to deposit the Loan Amount into the trust account of Alan W. Peryam, LLC, the Company’s legal counsel, to be disbursed by such counsel at the direction of the Company to pay such costs and expenses. The Company agrees to use its best efforts to file all of the Company Filings as soon as possible; provided, however, no assurance is, or can be, given by the Company that all of such Company Filings can be accomplished. The Lender agrees that if it is impossible for the Company to make all of the Company Filings; this Note will never become due and payable.

     The Company agrees to provide written notice to the Lender via email at lmuco@msn.com on the date that all of the Company Filings have been filed (“Notice Date”). The Loan Amount shall become due and payable to the Lender on the second business day after the Notice Date (“Due Date”). The Loan Amount shall be repaid by the Company to the Lender on the Due Date with a stock certificate issued in the Lender’s name representing 1,000,000 shares of newly issued $.00001 par value common stock of the Company (“Lender’s Shares”). The Lender understands that if the Lender’s Shares are issued and delivered to the Lender on the Due Date, such shares will not have been registered under the Securities Act of 1933 (“Act”) by reason of a specific exemption from such registration provisions, such shares will be “restricted securities” under the Act, and such shares will be required to be held by the Lender indefinitely unless registered or exempt from registration. The Lender agrees that it is an “Accredited Investor” as such term is defined in Rule 501(a) under the Act and is acquiring this Note and will acquire the Lender’s Shares for investment and not for purposes of distribution. The certificate representing the Lender’s shares will bear an appropriate restrictive legend. The Lender agrees that it will have no direct or indirect rights with respect to the Lender’s Shares unless and until such shares are delivered to the Lender on the Due Date. The Company agrees not to issue any addition shares of its capital stock between the date of this Note and the Due Date. The Company agrees that its Board of Directors has duly authorized the issuance of this Promissory Note to the Lender.

     In any action at law or in equity to enforce any of the provisions or rights under this Note, the unsuccessful party in such litigation as determined by the court in a final judgment or decree shall pay the successful party all costs, expenses, and reasonable attorney fees incurred by the successful party (including all costs, fees, and expenses of any appeals), and such amounts due to the successful party shall become part of the final judgment in such action at law or in equity.

     It is the intent of the parties to this Note that the laws of the State of Colorado shall govern all matters relating to this Note. If any provision of this Note, or the application of this Note to any circumstance, is found to be unenforceable, invalid, or illegal, such provision shall be deemed deleted from this Note or not applicable to such circumstance, as the case may be, and the remainder of this Note shall not be affected or impaired thereby.

     The Company hereby waives all notices, demands, and presentments for payment; all notices of default, nonpayment, protest and dishonor; and diligence in taking any action to collect payment hereunder.

     The Company is executing and delivering this Note, and Lender is accepting this Note, as of the date set forth above:

Mercari Communications Group, Ltd.

By: /s/ Robert W. Marsik
      Robert W. Marsik, President

Underwood Family Partners, Ltd.

By: /s/ L. Michael Underwood
      L. Michael Underwood,
      General Partner